UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

Commission File Number: 000-53771

CN Dragon Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0358149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong
(Address of principal executive offices including Zip Code)

(+852) 2772 9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01  Entry into a Material Definition Agreement.

On March 14, 2010, we entered into a share exchange agreement (the “Exchange Agreement”) with CNDC Group Ltd (“CNDC Group”), a privately held corporation incorporated under the laws of the British Virgin Islands. The Exchange Agreement provides for the acquisition of CNDC Corporation (“CNDC”), a wholly-owned subsidiary of CNDC Group. On the Closing Date (hereinafter defined) of the Exchange Agreement, we will acquire one (1) issued and fully paid ordinary share of CNDC, representing 100% equity interest in CNDC. In exchange, we will issue 42,000,000 restricted shares of our common stock to CNDC Group. Accordingly, following the Closing Date, CNDC will become our wholly-owned subsidiary. We intend to close the transaction on the date and at the time the exchange documents are executed by all parties (the “Closing Date”).

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 14, 2010, we entered into a share exchange agreement (the “Exchange Agreement”) with CNDC Group Ltd (“CNDC Group”), a privately held corporation incorporated under the laws of the British Virgin Islands. The Exchange Agreement provided for the acquisition of CNDC Corporation (“CNDC”), a wholly-owned subsidiary of CNDC Group.

CNDC is a hotel management, development and consulting group. CNDC was incorporated under the laws of the British Virgin Islands on March 26, 2008. CNDC operates through its wholly-owned subsidiaries, CN Dragon Holdings Ltd and Zhengzhou Dragon Business Ltd, which were incorporated in Hong Kong and People’s Republic of China (“PRC”) respectively. From its inception, CNDC has been engaged in providing consulting and management services to hotel investors and owners in the PRC. CNDC’s services have focused on covering major aspects of hotel development from the initial planning stages of a project to enhancing the management of a fully operating hotel asset.

Related Party Disclosure

The parties to the Exchange Agreement are related parties. Mr Chong Him Lau is one of our directors. Mr Lau is also the sole director and shareholder of CNDC Group. CNDC Group is director and sole shareholder of CNDC. Accordingly, Mr Lau is a related party in the transaction.

On May 17, 2010 (the Closing Date of the Exchange Agreement), we issued 42,000,000 restricted shares of our common stock to CNDC Group. In exchange, we acquired one (1) issued and fully paid ordinary share of CNDC Corporation (“CNDC”) representing 100% equity interest in CNDC. Accordingly, CNDC became our wholly-owned subsidiary.

BUSINESS DESCRIPTION

Item 1. Business.

CN Dragon Corporation has completed the acquisition of CNDC. All operations of CNDC have become the operations of CN Dragon Corporation. The following business discussion relates to the current operations of CNDC.

Corporate History Overview

CN Dragon Corporation was incorporated under the laws of the State of Nevada on August 30, 2001, under the name Infotec Business Systems, Inc. On June 8, 2007, we changed our name to Wavelit, Inc. On September 14, 2009, we changed our name to CN Dragon Corporation and began new business operations in the PRC. On May 17, 2010, we acquired CNDC as our wholly-owned subsidiary.

Business of CNDC

CNDC is a hotel management, development and consulting group. CNDC was incorporated under the laws of the British Virgin Islands on March 26, 2008. CNDC operates through its wholly-owned subsidiaries, CN Dragon Holdings Ltd and Zhengzhou Dragon Business Ltd, which were incorporated in Hong Kong and People’s Republic of China (“PRC”) respectively. From our inception, we have been engaged in providing consulting and management services to hotel investors and owners in the PRC. Our services have focused on covering major aspects of hotel development from the initial planning stages of a project to enhancing the management of a fully operating hotel asset. Specifically, we offer hospitality development, operations management and financial advisory services to clients. Over the years, we have specialized in assisting a number of clients in redeveloping unused idle buildings into fully operating hotel assets.

Hospitality Development

CNDC offers initial consultation, planning and development services to aspiring hotel owners. We will discuss with owners ideas and options to help quickly formulate a course of action and identify steps that need to be taken. Our experienced team will devise a solid project development plan, investing many hours in feasibility work and assisting owners in executing the plan. We believe a clear project development schedule is critical for owners to successfully develop a hotel on time and within budget. CNDC’s comprehensive hospitality development services include:

•	Project appraisal
•	Market feasibility studies
•	Formulating master development plan
•	Investment analysis, financial projections, risk analysis, and recommendations;
•	Pre-opening management, including planning, design and facility mix for hotels, resorts and spas, and support facilities;
•	Engagement of professionals such as master planners, architects, interior designers, landscape and services engineers
•	Training and staff development, including personalized services culture and guest recognition;

Operations Management

CNDC’s underlying goal is to enhance the efficiency and value of our client’s hotel assets, providing professional and candid consultant & management services. Our operations management services include:

•	Restructuring operations & procedures
•	Supplies procurement
•	Implement enhanced management systems, including financial reporting system;
•	Human resource management & training
•	Marketing & promotions

Financial Advisory

CNDC’s financial advisory services provides integrated investment and added-value solutions for businesses involved in the hospitality industry. Services offered includes customized investment advice, business consultation, mentorship programs, and capital raising strategies (debt & equity). Individual advice is tailored having conducted due diligence on the venture and the range of financial instruments available for closing a deal.

Business Strategy of CNDC

Anticipating the fast and continuous growth of the PRC economy, CNDC is directing and predominately focusing its business into the development and operation of luxury hotels & resorts in the PRC’s second-tier city holiday destinations. Under this new direction, CNDC plans to derive the majority of its earnings and revenue from the development of hotels & resorts; which includes management and other revenue generated from hotel investments. CNDC’s hotels & resorts business will specialize in the upscale segment of the hospitality sector, offering luxury accommodation and hospitality services to savvy business and leisure travelers. Our long term strategy is to build an asset based portfolio of hotel businesses, aiming to cater for the demand of consumers in the growing premium segment in the PRC.

CNDC presently does not have any ongoing hotel & resorts or other lodging developments. It current business involves actively seeking to procure interests in respect to properties in this segment through CNDC’s established network in the PRC hotel industry. CNDC’s procurement strategy involves identifying high growth second-tier cities in the PRC and examining whether they exhibit a strong demand for luxury hospitality services and facilities. We carry this out by thoroughly analyzing tourism figures, the supply of upper scale lodging and other industry related data. Additional factors we evaluate includes the locality, population, GDP, infrastructure and the major industries of each target city.
Market Analysis

One of CNDC’s key strategies  is to target investments in the PRC’s second-tier cities that have been experiencing a sustained period of economic growth. This growth has attracted business and investment interests from around the world fuelling an increase in demand for travel and lodging services. Further, tourism in the PRC has greatly expanded over the last few decades. The emergence of a newly emerging middle class and an easing of restrictions on movement by the Chinese authorities are also fueling this travel increase. The PRC’s long history and diverse tourism resources will attract both international and domestic leisure tourists to visit different parts of the country, creating a high demand for hotel products and services.

In 2008, the PRC was the world’s second largest economy with its GDP registering US$ 7.9 trillion (IMF). According to the IMF, this figure will be eclipsed in 2009 with the PRC’s GDP already registering US$ 8.7 trillion in Oct 2009. In comparison with the US (1.1%) and Europe (0.80%), the PRC was the fastest growing economy last year with a GDP real growth rate of 9%. CNDC believes that the PRCs’ emerging second-tier cities have prospered along with that growth, attracting major investment and developments; with such markets evidencing a strong demand for modernization and presenting investors with comfortable room for growth.

In addition, CNDC believes the PRC has witnessed a rapid development of its hotel properties over the past two decades. The strengths of the PRC’s hotel industry rest in (1) the growing popularity of the PRC as a major international business market and tourism destination, (2) the diversity and quality of the PRC’s hotel products, (3) the efforts to standardize operations and improve service quality, and (4) increased development by global hotel corporations. The World Tourism Organization estimates that the PRC will become the leading tourist destination in the world by 2020. Therefore, CNDC believes that sustained economic development and the PRC’s rising popularity will provide a hotel market conducive to development.

Competition

CNDC faces significant competition from other hotel developers and operators, most of which have recognized trade names, and greater resources. In the event that CNDC are able to operate hotels & resorts in the PRC, competition may limit CNDC’s ability to attract and retain guests and may reduce room rates we are able to charge, which could ultimately reduce any future revenues. Further, since the PRC’s accession to the World Trade Organization (WTO) on December 11, 2001, the PRC has been gradually opening its hotel market to international development and competition. The Intensified competition from international developers and operators will pose great challenges to domestic hotel operations.

Employees

CNDC has 6 full time employees. CNDC intends to hire additional full time employees to implement its plans to expand its business into the development and operation of hotels & resorts.

Item 1.A.                      Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only risks we will face. Our business, financial condition and results of operations may be materially adversely affected by any of the following risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us, related to our industry and related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

Risks Related To Our Company

In terms of our hotels & resorts business, we are a development stage company and have little to no operating history upon which to evaluate our business.

We have a limited operating history and may not succeed. Our business strategy is “proposed” and “intended” but we may not be able to successfully implement it. Our primary business purpose is developing our luxury hotels & resorts business in the PRC. We expect that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the operation of our business. We may not obtain sufficient capital or achieve a significant level of operations and, even if we do, we may not be able to conduct such operations on a profitable basis.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that, like us, are in their early stage of development. We cannot guarantee that we will succeed in achieving our business goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, operating results and our abilities to continue as a going concern. We expect that we will require additional capital in order to execute our current business plan. As a development stage business, we may in the future experience under capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by an early stage business. As a result of these factors, other factors described herein and unforeseen factors, we may not be able to successfully implement our business model.

We need to attract qualified employees.

Our future success depends in large part upon our ability to attract, train, retain and motivate employees. Qualified individuals of the requisite caliber and number needed to fill positions are in short supply in some areas. Our industry is characterized by high levels of employee attrition. Although we believe we will be able to offer competitive salaries and benefits, we may have to increase spending in order to retain personnel.

The success of our business strategy will be dependent on our ability to recruit and/or promote enough qualified personnel to support our future growth. The time and effort required to train and supervise a large number of new managers and associates may divert our existing resources and adversely affect our operating and financial performance.

We may pursue strategic acquisitions, which could have an adverse impact on our business.

We may from time to time consider acquiring companies or assets. To do so, we would need to identify suitable acquisition candidates, negotiate acceptable acquisition terms and obtain appropriate financing. Any acquisition that we pursue, whether or not successfully completed, may involve risks, including:

•	the diversion of our capital and our management’s attention from other business issues and opportunities;
•	difficulties in successfully integrating companies or assets that we acquire, including personnel, financial systems and controls, distribution, operations and general operating procedures;
•	material adverse effects on our operating results, particularly in the fiscal quarters immediately following an acquisition as it is integrated into our operations;
•	potentially dilutive issuances of our equity securities; and
•	the incurrence of debt and contingent liabilities.

We may have insufficient funds to implement our business strategy.

Our business strategy will require additional capital for, among other purposes, developing and operating hotels & resorts in the PRC. Adequate financing may not be available or, if available, may not be available on terms satisfactory to us. If we fail to obtain sufficient additional capital, there can be no assurance that we will be able to fund our current plans for acquiring and developing hotels & resorts businesses.

Effect of existing or probable governmental regulations on the business, and economic and political risks

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

Operating risks common to the tourism and hospitality industry in the PRC could reduce our potential revenues.

Risks associated with the tourism and hospitality industry include the following, any of which could reduce our potential revenues:

•	competition for guests and hosting events from other hotels;
•	increases in operating costs, including wages, benefits, insurance, property taxes and energy, due to inflation and other factors, which may not be offset in the future by increased room rates;
•	dependence on demand from business and leisure travelers;
•	increases in energy costs, airline fares, and other expenses related to travel, which may deter travelling; and
•	adverse effects of weak general and local economic conditions.

Costs of legal matters and regulation could exceed estimates.

We may become parties to a number of legal and administrative proceedings involving matters pending in various courts or agencies. These include proceedings associated with businesses which may be owned, operated or used by us and include claims for personal injuries and property damages. It is not possible for us to estimate reliably the amount and timing of all future expenditures related to legal matters and other contingencies.

Risks Related to Our Stock

We require substantial capital requirements to finance our operations.

We have substantial anticipated capital requirements and we may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

•	available cash and cash investments; and
•	capital raised through debt and equity offerings.

The funds provided by these sources, if attainable, may not be sufficient to meet our anticipated capital requirements and we may not be able to obtain additional financing in such a circumstance.

As a public company, our stock could be extremely volatile and, as a result, you may not be able to resell your shares at or above the price you paid them.

Among the factors that could affect our stock price are:

•	industry trends and the business success of our developments;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
•	strategic moves by our competitors, such as product announcements or acquisitions;
•	regulatory developments;
•	litigation;
•	general market conditions;
•	other domestic and international macroeconomic factors unrelated to our performance; and
•	additions or departures of key personnel.

The stock market has from time to time experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These kinds of broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. If a securities class action suit is filed against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business in order to respond to the litigation.

We need to raise additional funds. If we fail to, it could be difficult to continue our business.

We currently do not have sufficient financial resources to meet our capital requirements. We will seek additional funding through public or private financing or through collaborative arrangements with strategic partners. You should be aware that in the future:

•	we may not obtain additional financial resources when necessary or on terms favorable to us, if at all;
•	any available additional financing may not be adequate; and
•	we may be required to sell shares of our common stock at extremely discounted prices in order for us to obtain additional financing.

If we cannot raise additional funds when needed, or on acceptable terms, we may not be able to continue to operate.

We do not anticipate paying dividends on our capital stock in the foreseeable future.

We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude us from paying dividends. As such, our shareholders may not receive any profit on their investment other than from the eventual sale of their shares, if any.

Risks Related to Doing Business in the PRC

Changes in PRCs’ political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	level of government intervention in the economy;
•	control of foreign exchange;
•	methods of allocating resources;
•	balance of payments position;
•	international trade restrictions; and
•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in the PRC. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

You may have difficulty enforcing judgments against us.

We are a Nevada company and most of our assets are located outside of the United States. Most of our current operations will be conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. All of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in the PRC are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in the PRC may inhibit our ability to conduct business in the PRC.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in the PRC, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to settle any business costs outside the PRC or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in the PRC authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future. Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Item 2. Financial Information.

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in this registration statement.  This registration statement contains “forward-looking statements.” The statements contained in this report that are not historic in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “believes,” or “plans” or comparable terminology are forward-looking statements based on current expectations and assumptions.

Various risks and uncertainties could cause actual results to differ materially from those expressed in forward-looking statements.  Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section “Risk Factors” set forth in this registration statement.

The forward-looking events discussed in this registration statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.  For these statements, we claim the protection of the “bespeaks caution” doctrine.  All forward-looking statements in this document are based on information currently available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to software development expenses, financing operations and contingencies and litigation. We base these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical Accounting Policies

Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.
Consolidation

The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its two wholly-owned subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation. The Company owned its subsidiaries soon after its inception. The following table depicts the identity of the subsidiaries.

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
CN Dragon Holdings Ltd	Mar 5, 2008	Hong Kong	100%	HK $1
Zhengzhou Dragon Business Ltd	Sep 12, 2008	PRC	100%	HK $3,000,000

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Office equipment	5 years
Motor vehicles	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for uncollectible accounts is maintained for all customers in considering with a variety of factors, including the length of past due, significant one-time events and the Company’s historical experience. Bad debts are written off as incurred.

Accounting for the impairment of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in FSAB ASC 360. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.
Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC and Hong Kong. The Company does not maintain any bank accounts in the United States of America.

Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller’s price to the buyer is fixed or determinable; and
- Collection is reasonably assured.

Income taxes

The Company accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating through its subsidiaries in Hong Kong and PRC, and in accordance with the relevant tax laws and regulations, the enterprises income tax rate are 16.5% for Hong Kong and 25% for PRC respectively.

Results of Operations

Comparison of the Years ended March 31, 2010 and 2009

The following table sets forth key components of our results of operations for CNDC Corporation and subsidiaries, for the periods indicated (Stated in US Dollars).

	Year-ended March 31, 2010 US$	Year-ended March 31, 2009 US$
Net Revenues	1,151,056	177,431
Cost of Net Revenue	(740,169)	(57,215)
Gross Profit	410,887	120,216
Operating Expenses: Selling and Distribution General and administrative	(81,194) (298,793)	(93,952) (102,508)
Income (Loss) Before Income Taxes	30,900	(76,244)
Income Taxes	-	-
Net Profit (Loss)	30,900	(76,244)

Net Revenues

Our revenue is mainly generated from providing consulting and advisory services to our clients in regards to their hotel assets. Our net revenue increased $973,625, or 548%, to $1,151,056 in 2010 from $177,431 in 2009. This increase in our net revenue during the year ended March 31, 2010, was mainly due to an increase in the size, scope and number of hotel development projects we consulted on.

Cost of Net Revenue

Our cost of revenue includes engaging third party professionals to augment our consultation services by providing expertise in areas such as interior design, architecture and market research. Our cost of net revenue increased $682,954, or 1193%, to $740,169 in the year ended March 31, 2010 from $57,215 in the 2009 period. The increases were primarily due to the costs associated with the overall increase in the number and size of the projects we were consulting on, as more third party professionals were engaged and for longer periods.

Gross Profit

Our gross profit is equal to the difference between our revenue and our cost of revenue. Our gross profit increased $290,617, or 241%, to $410,887 in the year ended March 31, 2010, from $120,216 in the 2009 period. Gross profit as a percentage of revenue was 35.7% and 67.7% for years March 31, 2010 and 2009, respectively. The increase was primarily a result of improvement in economy of scale in our growing business volume, as well as the additional efficiency the company gained from enhanced hotel consultancy experience.

Selling and Distribution Expenses

Our selling and distribution expenses consist primarily of compensation and benefits to our marketing staff, cost of advertising, promotion, business travel and other sales related costs. In the year ended March 31, 2010, our selling and distribution expenses dropped $12,758 to $81,194, or 13.5%, from $93,952 in the 2009 period. This decrease was primarily attributable to the cost control on business travel and other sales related costs.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, and other expenses incurred in connection with general operations. In the year ended March 31, 2010, our general and administrative expenses rose to $298,793, or 191%, from $102,508 in the 2009 period. This increase was primarily attributable to increases in administrative expenses, as the company grew in terms of personnel.

Net Profit (Loss)

In the year ended March 31, 2010, we generated a net income of $30,900, an increase of $107,144 compared to a loss of $76,244 in 2009. This increase was primarily attributable to the business stemming from our consultancy services and our ability to streamline professional third party costs in our second year of operation.

Liquidity and Capital Resources

Comparison of the Years ended March 31, 2010 and 2009

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table sets forth a summary of our cash flows for the periods indicated (stated in U.S. dollars):

	Year-ended March 31, 2010	Year-ended March 31, 2009
	US$	US$
Net cash (used in)/provided by operating activities	70,766	187,830
Net cash provided by/ (used in) investing activities	(45,520)	(180,845)
Net cash provided by financing activities	-	1
Net cash and cash equivalents sourced	25,246	6,986
Effect of foreign currency translation on cash and cash equivalents	100	(1,643)
Cash and cash equivalents – beginning of year	5,343	-
Cash and cash equivalents – end of year	30,689	5,343

Cash and cash equivalent

Our cash and cash equivalents were $5,343 at the beginning of year ended March 31, 2010 and increased to $30,689 by the end of such year, an increase of $25,346 or 474%. The increase was primarily attributable to a decrease in cash used in investing activities.

Net cash provided by operating activities

Net cash provided by operating activities was $70,766 for the year ended March 31, 2010, as compared to $187,830 net cash provided by operating activities for the same period in 2009. The decrease in net cash provided by operating activities was mainly due to the business growth the company undertook in 2010 over 2009.

Investing activities

Net cash used in investing activities for the year ended March 31, 2010 was $45,520, as compared to $180,845 net cash used in the same period of 2009. The decrease of net cash used in investing was mainly attributable to reduced payments on acquisition of investment.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including loans, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to establish our hotels & resorts business, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Future Goals

In the next 12 months, our goal is to establish our hotels & resorts business in the PRC. We plan to make acquisitions of existing operating hotel assets, and/or by developing, redeveloping hotel assets under our brand. Our long term goal is to build an asset based portfolio of hotels & resorts throughout the PRC’s emerging second-tier cities that are renown for tourism. To achieve our goals, we plan on making a private placement of our securities to raise the funds necessary. The development or acquisition of a suitable hotel asset is dependent upon sufficient financing and the identification of suitable development, or operating hotel.

Off-balance Sheet Arrangements

We maintain no significant off-balance sheet arrangements.

Foreign Currency Transactions

The accompanying financial statements are presented in United States dollars. The functional currency of the Company and its subsidiaries is the Hong Kong dollar (HKD) and Renminbi (RMB). The financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when capital transactions occurred.

Exchange Rates	Year-ended March 31, 2010	Year-ended March 31, 2009
Year-end RMB: USD exchange rate	6.8361	6.8456
Average yearly RMB: US$ exchange rate	6.8383	6.8500
Year end HKD: USD exchange rate	7.7647	7.7505
Average yearly HKD: USD exchange rate	7.7544	7.7777

Recent Accounting Pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 944, Financial Services – Insurance (“ASC 944”) contains guidance that was previously issued by the FASB in May 2008 as Statement of Financial Accounting Standards No. 163, Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60 that provides for changes to both the recognition and measurement of premium revenues and claim liabilities for financial guarantee insurance contracts that do not qualify as a derivative instrument in accordance with ASC 815, Derivatives and Hedging (formerly included under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities). This financial guarantee insurance contract guidance also expands the disclosure requirements related to these contracts to include such items as a company’s method of tracking insured financial obligations with credit deterioration, financial information about the insured financial obligations, and management’s policies for placing and monitoring the insured financial obligations. ASC 944, as it relates to financial guarantee insurance contracts, was effective for fiscal years beginning after December 15, 2008, except for certain disclosures related to the insured financial obligations, which were effective for the third quarter of 2008. The Company does not have financial guarantee insurance products, and, accordingly, the implementation of this portion of ASC 944 did not have an effect on the Company’s results of operations or financial position.

ASC 805, Business Combinations (“ASC 805”) (formerly included under Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations) contains guidance that was issued by the FASB in December 2007. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with certain exceptions. Additionally, the guidance requires changes to the accounting treatment of acquisition related items, including, among other items, transaction costs, contingent consideration, restructuring costs, indemnification assets and tax benefits. ASC 805 also provides for a substantial number of new disclosure requirements. ASC 805 also contains guidance that was formerly issued as FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies which was intended to provide additional guidance clarifying application issues regarding initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805 was effective for business combinations initiated on or after the first annual reporting period beginning after December 15, 2008. The Company implemented this guidance effective January 1, 2009. Implementing this guidance did not have an effect on the Company’s financial position or results of operations; however it will likely have an impact on the Company’s accounting for future business combinations, but the effect is dependent upon acquisitions, if any, that are made in the future.

ASC 810, Consolidation (“ASC 810”) includes new guidance issued by the FASB in December 2007 governing the accounting for and reporting of noncontrolling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that noncontrolling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the noncontrolling interest be clearly identifiable. Additionally, increases and decreases in a parent’s ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December 15, 2008. The Company implemented this guidance as of January 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 825, Financial Instruments (“ASC 825”) includes guidance which was issued in February 2007 by the FASB and was previously included under Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115. The related sections within ASC 825 permit a company to choose, at specified election dates, to measure at fair value certain eligible financial assets and liabilities that are not currently required to be measured at fair value. The specified election dates include, but are not limited to, the date when an entity first recognizes the item, when an entity enters into a firm commitment or when changes in the financial instrument causes it to no longer qualify for fair value accounting under a different accounting standard. An entity may elect the fair value option for eligible items that exist at the effective date. At that date, the difference between the carrying amounts and the fair values of eligible items for which the fair value option is elected should be recognized as a cumulative effect adjustment to the opening balance of retained earnings. The fair value option may be elected for each entire financial instrument, but need not be applied to all similar instruments. Once the fair value option has been elected, it is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. This guidance was effective as of the beginning of fiscal years that began after November 15, 2007. The Company does not have eligible financial assets and liabilities, and, accordingly, the implementation of ASC 825 did not have an effect on the Company’s results of operations or financial position.

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) (formerly included under Statement of Financial Accounting Standards No. 157, Fair Value Measurements) includes guidance that was issued by the FASB in September 2006 that created a common definition of fair value to be used throughout generally accepted accounting principles. ASC 820 applies whenever other standards require or permit assets or liabilities to be measured at fair value, with certain exceptions. This guidance established a hierarchy for determining fair value which emphasizes the use of observable market data whenever available. It also required expanded disclosures which include the extent to which assets and liabilities are measured at fair value, the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. ASC 820 also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The emphasis of ASC 820 is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, under current market conditions. ASC 820 also further clarifies the guidance to be considered when determining whether or not a transaction is orderly and clarifies the valuation of securities in markets that are not active. This guidance includes information related to a company’s use of judgment, in addition to market information, in certain circumstances to value assets which have inactive markets.

Fair value guidance in ASC 820 was initially effective for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years for financial assets and liabilities. The effective date of ASC 820 for all non-recurring fair value measurements of nonfinancial assets and nonfinancial liabilities was fiscal years beginning after November 15, 2008. Guidance related to fair value measurements in an inactive market was effective in October 2008 and guidance related to orderly transactions under current market conditions was effective for interim and annual reporting periods ending after June 15, 2009.

The Company applied the provisions of ASC 820 to its financial assets and liabilities upon adoption at January 1, 2008 and adopted the remaining provisions relating to certain nonfinancial assets and liabilities on January 1, 2009. The difference between the carrying amounts and fair values of those financial instruments held upon initial adoption, on January 1, 2008, was recognized as a cumulative effect adjustment to the opening balance of retained earnings and was not material to the Company’s financial position or results of operations. The Company implemented the guidance related to orderly transactions under current market conditions as of April 1, 2009, which also was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASC Update No. 2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167,Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“Statement No. 166”). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 (“Statement No. 140”) and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

Item 3. Properties.

We currently do not own any property. Our principal office is located at 8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

Item 4.                      Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information regarding the beneficial ownership of the 43,804,791 issued and outstanding shares of our common stock following the acquisition of CNDC as of May 17, 2010, by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our Directors and Officers as a group

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
Teck Fong Kong(1)	157,500	*
Chong Him Lau(1)	0	*
CNDC Group Ltd(2)	42,000,000	95.88%
All Officers and Directors as Group	157,000	*
Total	42,157,500	96%
*           Less than 1%

(1)           The address is 8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong
(2)           OMC Chambers, PO Box 3152, Road Town, Tortola, British Virgin Islands

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

Item 5.                      Directors and Executive Officers

The following table sets forth, as of the date on this Current Report 8-K, the name, age and position of our directors, officers and other significant employees:

Name	Age	Position(s)	Tenure

Kong Teck Fong	38	President Chief Executive Officer Director	12/2009 - Present

Chong Him Lau	45	Chief Financial Officer Secretary Treasurer Director	12/2009 to Present

Teck Fong Kong – President, Chief Executive Officer, Director

Mr. Kong our President, Chief Executive Officer and one of our Directors.  Prior to joining the Company, Mr. Kong was appointed Executive Director of Kong Foo Leong & Sons Realty Sdn Bhd in May, 2008. He still presently serves in that capacity and is responsible for the overall planning, project management and marketing of a mixed township being developed on 1,000 acres of prime real estate in Malaysia.  From 2002 to 2008, Mr. Kong was the Chief Sales & Marketing Officer of MicroGreen Bio-Industry Berhad. Mr. Kong is experienced in both the construction and marketing stages of major property development projects.  Mr. Kong is 38 years old and holds a Business Administration degree from the Oregon State University.

Chong Him Lau - Chief Financial Officer, Secretary, Treasurer, Director

Mr. Lau is our Chief Financial Officer, Secretary, Treasurer and one of our Directors.  Prior to joining the Company, Mr. Lau was Senior Vice President of MG BioGreen Sdn Bhd from September, 2005.  From 2004 to 2005, Mr. Lau was the Senior Accounting Manager of Hsin Textile (HK) Ltd.  Mr. Lau has over 20 years of experience in corporate finance, accounting and project management practices. He has represented multi-national corporations in the property development and travel services industries. His experiences have led him to gain extensive experience on investment and business practices in China and the regions of South-East Asia. Mr. Lau is 45 years old and holds a Bachelor of Business Accounting and MBA degrees from the University of South Australia.

Item 6.                      Executive Compensation

We do not currently compensate our directors. We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may in the future to receive stock options to purchase common shares as awarded by our board of directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

The following table sets forth the compensation paid to our officers and directors for services rendered, and to be rendered.  No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to our officers or directors during the fiscal years presented.

Summary Compensation Table

						Non-Equity	Nonqualified	All
Name and						Incentive	Deferred	Other
Principal				Stock	Option	Plan	Compensation	Compen
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation	Total

Teck Fong Kong	2010	0	0	0	0	0	0	0	0
President, Chief Executive Officer, and Director	2009	0	0	0	0	0	0	0	0

Chong Him Lau	2010	0	0	0	0	0	0	0	0
President, Chief Financial Officer, Secretary and Director	2009	0	0	0	0	0	0	0	0

Henry Liguori	2009	0	0	0	0	0	0	0	0
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Employment Agreements

No employment agreements are currently in place. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock option may be granted at the discretion of our board of directors.

Compensation Committee

We have not formed an independent compensation committee.   Our board of directors acts as our compensation committee.

Item 7.                      Certain Relationships and Related Transactions, and Director Independence.

The parties to the Exchange Agreement are related parties.  Mr. Chong Him Lau is one of our directors.  Mr. Lau is also the sole director and shareholder of CNDC Group. CNDC Group is director and sole shareholder of CNDC.  Accordingly, Mr. Lau is a related party in the transaction.

On the Closing Date of the Exchange Agreement, we will acquire one (1) issued and fully paid ordinary share representing 100% equity interest in CNDC. In exchange, we will issue 42,000,000 restricted shares of our common stock to CNDC Group.  Accordingly, following the Closing Date, CNDC will become our wholly-owned subsidiary.

Item 8. Legal Proceedings.

None

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 20, 2010, we dismissed Mendoza Berger & Company, LLP (“Mendoza”), as our independent registered public accounting firm. The reports of Mendoza on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Board of Directors on May 20, 2010.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of such disagreement in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K. there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The company has provided a copy of this disclosure to Mendoza, and requested that Mendoza furnish the company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Mendoza agrees with the statements made by the company and, if not, stating the respects in which Mendoza does not agree.

A copy of the former accountants’ response will be included as an exhibit to this amended report upon receipt by the Company.

New Independent Accountants

Our Board of Directors appointed Albert Wong & Co., CPA (“Albert Wong”) as our new independent registered public accounting firm effective as of May 20, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with Albert Wong & Co., CPA regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Albert Wong, Albert Wong did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting form from Mendoza to Albert Wong.

Section 5 – Corporate Governance and Management

Item 5.01.                      Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the closing of the acquisition of CNDC Corporation (“CNDC”), the former shareholder of CNDC owns 95.88% of the total outstanding shares of our common stock and 95.88% total voting power of all outstanding voting securities.

Item 5.03.                      Change In Fiscal Year.

On May 20, 2010, concurrent with the acquisition of CNDC by CN Dragon Corporation, we adopted the fiscal year-end of CNDC, thereby changing our fiscal year-end from April 30 to March 31. The audited financial statements for the new fiscal will be reflected in the Company’s Form 10-K for the year-ending March 31, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

	Exhibit	Form	Filing	Filed with
Exhibits	#	Type	Date	This Report

Share Exchange Agreement between CN Dragon Corporation and CNDC Group, Ltd.	10.1			X

CN DRAGON CORPORATION (F/K/A WAVELIT, INC.)
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

	CN Dragon Corporation	CNDC Corporation		Pro forma Adjustment	Pro forma Total

Current assets
Cash and cash equivalents	$5	$30,689	$		$30,694
Accounts receivable	21,737	-			21,737
Inventories	144,007	-			144,007
Amounts due from related companies	24,712	1,287,019			1,311,731
Deposits and prepaid expense	39	225,676			225,715

Total current assets	190,500	1,543,384			1,733,884

Property, plant and equipment, net	209,922	41,673			251,595
Goodwill	417,574	-			417,574
Deposit for the acquisition of an
equity investment	-	179,622			179,622

Total assets	817,996	1,764,679			2,582,675

Current liabilities
Accounts payable	288,123	2,519			290,642
Loan payable	120,013	-			120,013
Amount due to a related party	-	1,785,707			1,785,707
Accrued liabilities	321	22,080			22,401
Other payables	1,124,991	-			1,124,991

Total current liabilities	1,533,448	1,810,306			3,343,754

Total liabilities	$1,533,448	$1,810,306	$		$3,343,754

CN DRAGON CORPORATION (F/K/A WAVELIT, INC.)
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

	CN Dragon Corporation	CNDC Corporation		Pro forma Adjustment	Pro forma Total

Shareholders' Equity
Preferred Stock, $0.001
par value, 375,000,000 shares
authorized, no share issued
and outstanding	$-	$-	$		$-

Common Stock, $0.001 par value,
250,000,000 shares authorized,
43,804,791 shares issued and
outstanding	180	1		43,624	43,805

Statutory reserves
Additional paid-in capital	6,023,174	-		(43,624)	5,979,550
Accumulated deficits	(6,796,729)	(45,344)			(6,842,073)
Accumulated other
comprehensive income (loss)	57,923	(284)			57,639

Total shareholders’ deficits	(715,452)	(45,627)			(761,079)

Total liabilities and shareholders’
equity	$817,996	$1,764,679	$		$2,582,675

CN DRAGON CORPORATION (F/K/A WAVELIT, INC.)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2010

	CN Dragon Corporation	CNDC Corporation		Pro forma Adjustment	Pro forma Total

Net sales	$341	$1,151,056	$		$1,151,397
Cost of net revenues	(103,737)	(740,169)			(843,906)

Gross (loss) profit	(103,396)	410,887			307,491

Operating expenses
Selling and distribution	-	(81,194)			(81,194)
General and administrative	(108,465)	(298,793)			(407,258)

Income (loss) before income taxes	(211,861)	30,900			(180,961)

Income taxes	-	-			-

Net income (loss)	$(211,861)	$30,900	$		$(180,961)

Losses per common share
- Basic and diluted					(0.004)

Common shares outstanding
- Basic and diluted					43,804,791

CN DRAGON CORPORATION (F/K/A WAVELIT, INC.)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2009

	CN Dragon Corporation	CNDC Corporation		Pro forma Adjustment	Pro forma Total

Net sales	$27,752	$177,431	$		$205,183
Cost of net revenues	(120,693)	(57,215)			(177,908)

Gross (loss) profit	(92,941)	120,216			27,275

Operating expenses
Selling and distribution	-	(93,952)			(93,952)
General and administrative	(1,172,697)	(102,508)			(1,275,205)

Operating loss	(1,265,638)	(76,244)			(1,341,882)
Other income	46,222	-			46,222

Loss before income tax	(1,219,416)	(76,244)			(1,295,660)
Income taxes	-	-			-

Net loss	$(1,219,416)	$(76,244)	$		$(1,295,660)

Losses per common share
- Basic and diluted					(0.030)

Common shares outstanding
- Basic and diluted					43,804,791

The following adjustments to the unaudited pro forma financial statements are based on the assumption that the share exchange was consummated as of March 31, 2010:

DESCRIPTION	DR	CR

Common stock – CN Dragon Corporation	$180	$-

Common stock – CNDC Corporation	1	-

Additional paid in capital	-	181

	$181	$181

To record the elimination of share capital of CN Dragon Corporation and CNDC Corporation as additional paid in capital.

DESCRIPTION	DR	CR

Additional paid in capital	$43,805	$-

Common Stock (43,804,791 x $0.001)	-	43,805

	$43,805	$43,805

To record 43,804,791 shares of Common Stock issued pursuant to share exchange agreement between CN Dragon Corporation and CNDC Group Ltd.

CNDC CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US dollars)

CNDC CORPORATION

                    CONTENTS                                                                                             PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC 1 - 2
ACCOUNTING FIRM	1

CONSOLIDATED BALANCE SHEETS 3	2 – 3

CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME	4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY 5
AND ACCUMULATED OTHER COMPREHENSIVE INCOME	5

CONSOLIDATED STATEMENTS OF CASH FLOWS	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 7 - 10	7 – 19

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086
ALBERT WONG
B.Soc., Sc., ACA., LL.B., CPA(Practising))

The Board of Directors and Stockholders of
CNDC Corporation (“the Company”)

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheet of CNDC Corporation as of March 31, 2010 and 2009 and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2010 and 2009 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China                                                                                                        /s/ Albert Wong & Co
May 14, 2010                                                                                                                   Certified Public Accountants

CNDC CORPORATION
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2010 AND 2009
(Stated in US Dollars)

		As at March 31,
	Note	2010	2009
ASSETS
Current assets
Cash and cash equivalents		$30,689	$5,343
Amounts due from related companies	4	1,287,019	337,152
Deposits and prepaid expense		225,676	219,210
Other deposit	5	-	550,000

Total current assets		1,543,384	1,111,705
Property, plant and equipment, net	6	41,673	1,290
Deposit for the acquisition of an equity
investment		179,622	179,368

TOTAL ASSETS		1,764,679	1,292,363

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		2,519	-
Amount due to the holding company	7	1,785,707	1,348,600
Accrued liabilities		22,080	-
Other payables		-	24,384

Total current liabilities		1,810,306	1,372,984

TOTAL LIABILITIES		$1,810,306	$1,372,984

See accompanying notes to consolidated financial statements

CNDC CORPORATION
CONSOLIDATED BALANCE SHEETS (Continued)
AS AT MARCH 31, 2010 AND 2009
(Stated in US Dollars)

		As at March 31,
	Note	2010	2009

STOCKHOLDERS’ EQUITY
Common stock - $1 par value
50,000 shares authorized; 1 share issued
and outstanding as of March 31, 2010 and 2009	8	$1	$1
Accumulated deficits		(45,344)	(76,244)
Accumulated other comprehensive loss		(284)	(4,378)

		$(45,627)	$(80,621)

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY		1,764,679	$1,292,363

See accompanying notes to consolidated financial statements

CNDC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

		Years ended March 31,
	Note	2010	2009

Net revenues		$1,151,056	$177,431
Cost of net revenues		(740,169)	(57,215)

Gross profit		410,887	120,216
Operating expenses:
Selling and distribution		(81,194)	(93,952)
General and administrative		(298,793)	(102,508)

Income (loss) before income taxes		30,900	(76,244)

Income taxes	9	-	-

Net income (loss)		30,900	(76,244)
Other comprehensive income:
Foreign currency translation adjustment		4,094	(4,378)

Comprehensive income (loss)		34,995	(80,622)

Basic and diluted earnings (loss) per share	8	$30,900	$(76,244)

Weighted average number of share
outstanding	8	1	1

See accompanying notes to consolidated financial statements

CNDC CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND ACCUMULATED OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

				Accumulated
				other
	Common stock		Accumulated	comprehensive
	Number of	Amount	deficit	income	Total
	share
Issuance of share capital	1	$1	$-	$-	$1
Net loss	-	-	(76,244)	-	(76,244)
Foreign currency translation
adjustment	-	-	-	(4,378)	(4,378)

Balance, March 31, 2009	1	1	(76,244)	(4,378)	(80,621)

Balance, April 1, 2009	1	1	(76,244)	(4,378)	(80,621)
Net income	-	-	30,900	-	30,900
Foreign currency translation
adjustment	-	-	-	4,094	4,094

Balance, March 31, 2010	1	$1	$(45,344)	$(284)	$(45,627)

See accompanying notes to consolidated financial statements

CNDC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

	For the years ended March 31,
	2010	2009
Cash flows from operating activities
Net income (loss)	$30,900	$(76,244)
Depreciation	5,137	308
Adjustments to reconcile net income to net cash provided
by operating activities:
Amounts due from related companies	(949,627)	(336,047)
Deposits and prepaid expense	(6,466)	(218,444)
Other deposit	553,513	(550,000)
Other payables	(24,384)	24,368
Amount due to the holding company	437,107	1,343,889
Accounts payable	2,519	-
Accrued liabilities	22,067	-

Net cash provided by operating activities	70,766	187,830

Cash flows from investing activities
Deposit for the acquisition of an equity investment	-	(179,252)
Purchase of plant and equipment	(45,520)	(1,593)

Net cash used in investing activities	(45,520)	(180,845)

Cash flows from financing activities
Issuance of share capital	-	1

Net cash provided by financing activities	-	1

Net cash and cash equivalents sourced	25,246	6,986

Effect of foreign currency translation on cash and cash
equivalents	100	(1,643)

Cash and cash equivalents – beginning of year	5,343	-

Cash and cash equivalents – end of year	$30,689	$5,343

See accompanying notes to consolidated financial statements

CNDC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

CNDC Corporation (the “Company”) was established in British Virgin Islands as a limited company on March 26, 2008. The Company currently operates through itself and two subsidiaries, CN Dragon Holdings Limited and Zhengzhou Dragon Business Limited which were incorporated in Hong Kong and the People’s Republic of China (the PRC) respectively.

The Company and its subsidiaries (hereinafter, collectively referred to as (the “Group”)) are engaged and specialized in investment, development and fund management in hospitality properties, as well as advisory and consulting services to the hospitality, tourism and real estate industries in the PRC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Group maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(b)	Principles of consolidation

The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its subsidiaries.  All significant inter-company balances and transactions are eliminated in consolidation.

The Company owned its subsidiaries soon after its inception and continued to own the equity’s interests through March 31, 2010.  The following table depicts the identity of the subsidiaries:

			Share capital/
	Place & date of Incorporation	Attributable equity Interest %	registered
Name of subsidiary	incorporation	interest %	capital

CN Dragon Holdings Limited	Hong Kong/Mar 5, 2008	100	HK$1

Zhengzhou Dragon Business Limited	PRC/Sep 12, 2008	100	HK$3,000,000

(c)	Economic and political risks

The Group’s operations are conducted in Hong Kong and the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)	Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Office equipment	5 years
Motor vehicles	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(e)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for uncollectible accounts is maintained for all customers in considering with a variety of factors, including the length of past due, significant one-time events and the Group’s historical experience. Bad debts are written off as incurred.

(f)	Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in FSAB ASC 360. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognised based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting period, there was no impairment loss.

(g)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is the Hong Kong dollars (HKD) and Renminbi (RMB).  The financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Year ended	March 31, 2010	March 31, 2009
RMB : USD exchange rate	6.8361	6.8456
Average period ended
RMB : USD exchange rate	6.8383	6.8500

Year ended	March 31, 2010	March 31, 2009
HKD : USD exchange rate	7.7647	7.7505
Average period ended
HKD : USD exchange rate	7.7544	7.7777

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(h)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC and Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(i)	Revenue recognition

Revenue is recognized when all of the following criteria are met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller’s price to the buyer is fixed or determinable; and
- Collection is reasonably assured.

(j)	Operating lease rental

The Group did not have leases which met the criteria of a capital lease. Leases which do not qualify as capital leases are classified as operating leases. Operating lease rental payment included in general and administrative expenses for the years ended March 31, 2010 and 2009 were $81,320 and $88,231 respectively.

(k)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

     (l)  Cash and concentration of risk

Cash includes cash on hand and demand deposits in bank accounts maintained within PRC and Hong Kong.  Total cash in these banks at March 31, 2010 amounted to $30,689, of which no deposits are covered by Federal Depository Insured Commission.  The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.
     (m) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Group’s current component of comprehensive income is net income and foreign currency translation adjustment.

     (n) Recent accounting pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 944, Financial Services – Insurance (“ASC 944”) contains guidance that was previously issued by the FASB in May 2008 as Statement of Financial Accounting Standards No. 163, Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60 that provides for changes to both the recognition and measurement of premium revenues and claim liabilities for financial guarantee insurance contracts that do not qualify as a derivative instrument in accordance with ASC 815, Derivatives and Hedging (formerly included under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities). This financial guarantee insurance contract guidance also expands the disclosure requirements related to these contracts to include such items as a company’s method of tracking insured financial obligations with credit deterioration, financial information about the insured financial obligations, and management’s policies for placing and monitoring the insured financial obligations. ASC 944, as it relates to financial guarantee insurance contracts, was effective for fiscal years beginning after December 15, 2008, except for certain disclosures related to the insured financial obligations, which were effective for the third quarter of 2008. The Company does not have financial guarantee insurance products, and, accordingly, the implementation of this portion of ASC 944 did not have an effect on the Company’s results of operations or financial position.

ASC 805, Business Combinations (“ASC 805”) (formerly included under Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations) contains guidance that was issued by the FASB in December 2007. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with certain exceptions. Additionally, the guidance requires changes to the accounting treatment of acquisition related items, including, among other items, transaction costs, contingent consideration, restructuring costs, indemnification assets and tax benefits. ASC 805 also provides for a substantial number of new disclosure requirements. ASC 805 also contains guidance that was formerly issued as FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies which was intended to provide additional guidance clarifying application issues regarding initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805 was effective for business combinations initiated on or after the first annual reporting period beginning after December 15, 2008. The Company implemented this guidance effective January 1, 2009. Implementing this guidance did not have an effect on the Company’s financial position or results of operations; however it will likely have an impact on the Company’s accounting for future business combinations, but the effect is dependent upon acquisitions, if any, that are made in the future.

ASC 810, Consolidation (“ASC 810”) includes new guidance issued by the FASB in December 2007 governing the accounting for and reporting of noncontrolling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that noncontrolling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the noncontrolling interest be clearly identifiable. Additionally, increases and decreases in a parent’s ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December 15, 2008. The Company implemented this guidance as of January 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 825, Financial Instruments (“ASC 825”) includes guidance which was issued in February 2007 by the FASB and was previously included under Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115. The related sections within ASC 825 permit a company to choose, at specified election dates, to measure at fair value certain eligible financial assets and liabilities that are not currently required to be measured at fair value. The specified election dates include, but are not limited to, the date when an entity first recognizes the item, when an entity enters into a firm commitment or when changes in the financial instrument causes it to no longer qualify for fair value accounting under a different accounting standard. An entity may elect the fair value option for eligible items that exist at the effective date. At that date, the difference between the carrying amounts and the fair values of eligible items for which the fair value option is elected should be recognized as a cumulative effect adjustment to the opening balance of retained earnings. The fair value option may be elected for each entire financial instrument, but need not be applied to all similar instruments. Once the fair value option has been elected, it is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. This guidance was effective as of the beginning of fiscal years that began after November 15, 2007. The Company does not have eligible financial assets and liabilities, and, accordingly, the implementation of ASC 825 did not have an effect on the Company’s results of operations or financial position.

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) (formerly included under Statement of Financial Accounting Standards No. 157, Fair Value Measurements) includes guidance that was issued by the FASB in September 2006 that created a common definition of fair value to be used throughout generally accepted accounting principles. ASC 820 applies whenever other standards require or permit assets or liabilities to be measured at fair value, with certain exceptions. This guidance established a hierarchy for determining fair value which emphasizes the use of observable market data whenever available. It also required expanded disclosures which include the extent to which assets and liabilities are measured at fair value, the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. ASC 820 also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The emphasis of ASC 820 is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, under current market conditions. ASC 820 also further clarifies the guidance to be considered when determining whether or not a transaction is orderly and clarifies the valuation of securities in markets that are not active. This guidance includes information related to a company’s use of judgment, in addition to market information, in certain circumstances to value assets which have inactive markets.

Fair value guidance in ASC 820 was initially effective for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years for financial assets and liabilities. The effective date of ASC 820 for all non-recurring fair value measurements of nonfinancial assets and nonfinancial liabilities was fiscal years beginning after November 15, 2008. Guidance related to fair value measurements in an inactive market was effective in October 2008 and guidance related to orderly transactions under current market conditions was effective for interim and annual reporting periods ending after June 15, 2009.

The Company applied the provisions of ASC 820 to its financial assets and liabilities upon adoption at January 1, 2008 and adopted the remaining provisions relating to certain nonfinancial assets and liabilities on January 1, 2009. The difference between the carrying amounts and fair values of those financial instruments held upon initial adoption, on January 1, 2008, was recognized as a cumulative effect adjustment to the opening balance of retained earnings and was not material to the Company’s financial position or results of operations. The Company implemented the guidance related to orderly transactions under current market conditions as of April 1, 2009, which also was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASC Update No. 2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“Statement No. 166”). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 (“Statement No. 140”) and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

3.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Group to concentrations of credit risk, consists of cash and trade receivables as of March 31, 2010 and 2009. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of March 31, 2010 and 2009, the Group’s bank deposits were placed with banks in Hong Kong and the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the years ended March 31, 2010 and 2009, all of the Group’s sales were generated from Hong Kong.

The maximum amount of loss due to credit risk that the Group would incur if the counter parties to the financial instruments failed to perform is represented the carrying amount of each financial asset in the balance sheet.

Normally the Group does not obtain collateral from customers or debtors.

As of March 31, 2010 and 2009, no customer accounted for 10% of the Group’s trade receivables.

4.  AMOUNTS DUE FROM RELATED COMPANIES

Amounts due from related companies are unsecured, interest free and repayable on demand.

5.  OTHER DEPOSIT

Other deposit is a deposit paid for the acquisition of a United States shell company for the purpose of future group restructuring.

6.   PROPERTY, PLANT AND EQUIPMENT, NET

 Details of property, plant and equipment, net are as follows:

	2010	2009
At cost
Office equipment	$10,665	$1,598
Motor vehicles	36,447	-

	47,112	1,598
Less: accumulated depreciation	(5,439)	(308)

	$41,673	$1,290

Depreciation expenses are included in the statements of income as follows:

	2010	2009

General and administrative expenses	$5,137	$308

7.  AMOUNT DUE TO THE HOLDING COMPANY

The amount due to the holding company, CNDC Group Limited (formerly known as CN Dragon Holdings Ltd), is unsecured, interest free and repayable on demand.

8.  SHARE CAPITAL

The Company was incorporated at March 26, 2008, with an authorized share capital of $50,000 divided into 50,000 shares of $1.00 each. One share was subscribed upon its incorporation for working capital purpose.  CNDC Group Ltd (formerly known as CN Dragon Holdings Ltd) has 100% equity ownership.

The calculation of the basic and diluted earnings per share attributable to the share capital holder is based on the following data:

	For the years ended March 31,
	2010	2009
Earnings:
Earnings for the purpose of basic earnings (loss) per share	$30,900	$(76,244)
Effect of dilutive potential share capital	-	-

Earnings for the purpose of diluted earnings (loss) per
share	$30,900	$(76,244)

Number of shares:
Weighted average number of share capital for the purpose
of basic earnings (loss) per share	1	1
Effect of dilutive potential share capital	-	-

Weighted average number of share capital for the purpose
of dilutive earnings (loss) per share	1	1

9.  INCOME TAXES

The Company is not subject to any income tax as there are no estimated assessable profits for the years ended March 31, 2010 and 2009.

Pursuant to Hong Kong tax law, CN Dragon Holdings Limited is subjected to profits tax imposed at the rate of 16.5%.  No Hong Kong profits tax is provided as there are no estimated assessable profits for the years ended March 31, 2010 and 2009.

Zhengzhou Dragon Business Limited, being registered in the PRC, is subject to PRC’s Corporate Income Tax (“CIT”) at a rate of 25%.   No taxable income was derived from the subsidiary for the years ended March 31, 2010 and 2009.

No deferred tax has been provided as there is no material temporary difference arising for the years ended March 31, 2010 and 2009.
10.  SUBSEQUENT EVENT

The Company has evaluated all other subsequent events through May 14, 2010, the date these consolidated financial statements were issued, and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CN Dragon Corp. (Registrant)

Date: May 21, 2010	By:	/s/ Teck Fong Kong
(Teck Fong Kong, President, Director, CEO)

	By:	/s/ Chong Him Lau
(Chong Him Lau, Director, CFO)